As filed with the Securities and Exchange Commission on August 11, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0602661 (I.R.S. Employer Identification No.)

300 Third Street Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
2004 Stock Incentive Plan
(Full Title of the Plan)
John M. Maraganore, Ph.D.
President and Chief Executive Officer
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)
(617) 551-8200
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be registered	Registered(1)	Per Share	Offering Price	Fee
Common Stock (including associated Series A Junior Participating Preferred Stock Rights), $0.01 par value per share	1,042,442 shares (2)	$8.96(3)	$9,340,280(3)	$1,100

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 1,042,442 shares issuable under the 2004 Stock Incentive Plan, as amended, pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on August 9, 2005.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
EX-23.2 Consent of PricewaterhouseCoopers LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-116151, filed by the Registrant on June 3, 2004 relating to the Registrant’s 2004 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of August, 2005.

ALNYLAM PHARMACEUTICALS, INC.
By:	/s/ John M. Maraganore
John M. Maraganore, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Alnylam Pharmaceuticals, Inc., hereby severally constitute and appoint John M. Maraganore and Barry E. Greene, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Alnylam Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John M. Maraganore John M. Maraganore, Ph.D.	President, Chief Executive Officer and Director (Principal executive officer)	August 11, 2005
/s/ Barry E. Greene Barry E. Greene	Chief Operating Officer and Treasurer (Principal financial and accounting officer)	August 11, 2005
/s/ Peter Barrett Peter Barrett, Ph.D.	Director	August 11, 2005
/s/ John E. Berriman John E. Berriman	Director	August 11, 2005
/s/ John K. Clarke John K. Clarke	Director	August 11, 2005

Signature	Title	Date
Paul R. Schimmel, Ph.D.	Director
/s/ Philip A. Sharp Philip A. Sharp, Ph.D.	Director	August 11, 2005
Kevin P. Starr	Director
/s/ James L. Vincent James L. Vincent	Director	August 11, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
4.1(1) 4.2(2) 4.3(3) 5.1 23.1 23.2 24.1	Restated Certificate of Incorporation of the Registrant
Amended and Restated By-Laws of the Registrant
Right Agreement dated as of July 13, 2005 between the Registrant and EquiServe Trust
Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of
Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of
Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
Consent of PricewaterhouseCoopers LLP
Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50743) for the quarterly period ended June 30, 2005 and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113162), and incorporated herein by reference.
(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed on July 14, 2005 (File No. 000-50743) and incorporated herein by reference.